SHARE EXCHANGE AGREEMENT

By and among

KAMICK ASSETS LIMITED,

ASIAN BUSINESS MANAGEMENT GROUP LIMITED

and

AAMAXAN TRANSPORT GROUP, INC.

dated as of April 14, 2008

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of April 14, 2008 (the “Agreement”) by and among KAMICK ASSETS LIMITED, a BVI Business Company incorporated in the British Virgin Islands (“KAL”), ASIAN BUSINESS MANAGEMENT GROUP LIMITED, a BVI Business Company incorporated in the British Virgin Islands (“ABM”) and a wholly-owned subsidiary of KAL, and AAMAXAN TRANSPORT GROUP, INC., a Delaware corporation (“ATG”).

WHEREAS, KAL owns 100% of the issued and outstanding capital stock of ABM ("ABM Shares");

WHEREAS, KAL believes it is in its best interests to exchange the ABM Shares for 14,991,812 shares of common stock, par value $.0001 per share, of ATG (the “ATG Shares” and ATG believes it is in its best interests to acquire the ABM Shares in exchange for ATG Shares, upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange Transaction”);

WHEREAS, it the intention of the parties that: (i) ATG shall acquire 100% of the ABM Shares in exchange solely for the amount of ATG Shares set forth herein; (ii) said exchange of shares shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and

WHEREAS, immediately following the consummation of the Share Exchange Transaction, ATG intends to enter into a private placement financing transaction with certain accredited investors whereby ATG will issue shares of newly-designated Series A Senior Convertible Preferred Stock, par value $.001 per share, of ATG and related warrants for cash (the “Financing Transaction”); and

WHEREAS, the parties hereto agree that the capitalization table upon which the transactions contemplated by this Agreement and Financing Transaction are based is set forth as Schedule A hereto.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES FOR COMMON STOCK

Section 1.1 Agreement to Exchange ABM Shares for ATG Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, KAL shall sell, assign, transfer, convey and deliver the ABM Shares to ATG, and ATG shall accept the ABM Shares from KAL in exchange for the issuance to KAL of the ATG Shares.

Section 1.2 Capitalization. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement and the Stock Purchase Agreement, dated the date hereof by and among ATG, KAL and Marc Juliar, ATG shall have authorized (a) a total of 200,000,000 shares of Common Stock, par value $.0001 per share, 243,999 shares of which are issued and outstanding, (b) a total of 10,000,000 shares of Preferred Stock, par value $.001 pe share (the “Preferred Stock”), none of which are issued and outstanding., but 7,500,000 shares shall have been designated as Series A Senior Convertible Preferred Stock (“Series A Stock”).

Section 1.3 Closing. The closing of the exchange to be made pursuant to this Agreement (the "Closing") shall take place at 5:00 p.m. E.D.T. on the day the conditions to closing set forth in Articles V and VI have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022. At the Closing, KAL shall deliver to ATG the stock certificates representing 100% of the ABM Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In full consideration and exchange for the ABM Shares, ATG shall issue and exchange with KAL the ATG Shares..

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF ATG

ATG hereby represents, warrants and agrees that the statements in the following paragraphs of this Section 2 are all true and complete as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date:

Section 2.1 Corporate Organization

a. ATG is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by ATG or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of ATG (a "ATG Material Adverse Effect");

b. Copies of the Articles of Incorporation and By-laws of ATG as well as the Certificates of Designation of the Series A Stock and the Series A Stock, with all amendments thereto to the date hereof, have been furnished to KAL, and such copies are accurate and complete as of the date hereof. The minute books of ATG are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of ATG from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of ATG.

Section 2.2 Capitalization of ATG. The authorized capital stock of ATG consists of (a) a total of 200,000,000 shares of Common Stock, par value $.0001 per share, 243,999 shares of which are issued and outstanding, (b) 10,000,000 shares of Preferred Stock, $.001 par value per share (the “Preferred Stock”), none of which has been issued and outstanding, but 7,500,000 shares shall have been designated as Series A Senior Convertible Preferred Stock (“Series A Stock”). The parties agree that they have been informed of the issuances of the ATG Shares, and that all such issuances of ATG Shares pursuant to this Agreement will be in accordance with the provisions of this Agreement. All of the ATG Shares to be issued pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof. Except as pursuant to the Financing Transaction, as of the date of this Agreement there are and as of the Closing Date, there will be, no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of ATG.

Section 2.3 Subsidiaries and Equity Investments. ATG represents and warrants that (i) set forth on Schedule 2.3 is a true and correct list of the entities in which ATG, directly or indirectly, owns capital stock or holds an equity or similar interest, together with their respective jurisdictions of organization and the percentage of the outstanding capital stock or other equity interests of such entity that is held by ATG; (ii) other than with respect to the entities listed on Schedule 2.3, ATG does not, directly or indirectly, own any securities or beneficial ownership interests in any other Person (including through joint ventures or partnership arrangements) or have any investment in any other Person; (iii) ATG and its “Subsidiaries” (which for purposes of this Agreement means any entity in which ATG or any of its Subsidiaries, directly or indirectly, owns any of the capital stock, equity or similar interests or voting power of such entity at the date of this Agreement) are entities duly organized and validly existing and, except as set forth on Schedule 2.3, in good standing under the laws of the jurisdictions in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted; and (iv) if applicable, each of ATG and the Subsidiaries is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect

Section 2.4 Authorization and Validity of Agreements. ATG has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ATG and the consummation by ATG of the transactions contemplated hereby have been duly authorized by all necessary corporate action of ATG, and no other corporate proceedings on the part of ATG are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.5 No Conflict or Violation. The execution and delivery by such party of this Agreement does not, and the performance by ATG of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, conflict with or result in a violation or breach of any of the terms, conditions or provisions of any other agreement to which ATG is a party. Neither ATG, nor any subsidiary, is in violation of, in conflict with, in breach of or in default under any term or provision of, and no right of any party to accelerate, terminate, modify or cancel has come into existence under, (i) its articles of incorporation or by-laws (each as may have been amended, supplemented or restated), (ii) any provision of any judgment, writ, injunction, decree or order to which the any of them is a party; or (iii) any law, statute, rule or regulation applicable to any of them.

Section 2.6 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by ATG or the performance by ATG of its obligations hereunder.

Section 2.7 Material Agreements. ATG represents that ATG is not a party to or bound by any contracts, including, but not limited to any:

a.	employment, advisory or consulting contract;

b.	plan providing for employee benefits of any nature;

c.	lease with respect to any property or equipment;

d.	contract, agreement, understanding or commitment for any future expenditure in excess of $1,000 in the aggregate;

e.	contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization;

f.
agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of the Agreement.

 Section 2.8 No Disagreements with Accountants and Lawyers. ATG represents that there are no disagreements of any kind presently existing, or anticipated by ATG to arise, between ATG accountants and lawyers formerly or presently employed by ATG. ATG is current with respect to fees owed to its accountants and lawyers.

Section 2.9 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of ATG in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.10  Litigation. ATG represents that (i) there is no action, suit, proceeding or investigation pending or, to the best knowledge of ATG, currently threatened against ATG or any Subsidiary that may affect the validity of this Agreement or the right of the Sellers to enter into this Agreement or to consummate the transactions contemplated hereby; (ii) there is no action, suit, proceeding or investigation pending or, to the best knowledge of ATG, currently threatened against ATG or its Subsidiaries, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against ATG or any of its Subsidiaries; (iii) ATG and its Subsidiaries are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality; and (iv) there is no action, suit, proceeding or investigation by ATG or any Subsidiary currently pending or which ATG intends to initiate. When any reference to the “knowledge” or “best knowledge” of ATG, CA or Sellers is made in this Agreement, such terms shall mean the knowledge that would be gained from due inquiry into the matters referenced.

Section 2.11 Financial Statements and SEC Filings. a. ATG represents that (i) ATG’s financial statements contained in its periodic reports filed with the Securities and Exchange Commission (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements do not contain all footnotes required by U.S. GAAP; (ii) the Financial Statements fairly present the financial condition and operating results of ATG as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments; (iii) except as set forth in the Financial Statements, ATG has no material liabilities (contingent or otherwise); (iii) ATG is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation; and (iv) ATG maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP until Closing.

b. (i) ATG has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act ( the “Public Reports”). Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. To the knowledge of ATG or the ATG Controlling Shareholders, there is no event, fact or circumstance that would cause any certification signed by any officer of ATG in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of its Common Stock. The consummation of the transactions contemplated by this Agreement do not conflict with and will not result in any violation of any FINRA or OTC Bulletin Board trading requirement or standard applicable to ATG or its Common Stock. All of the issued and outstanding shares of Common Stock have been issued in compliance with the Securities Act and applicable state securities laws and no stockholder of ATG has any right to rescind or other claim against ATG for failure to comply with the Securities Act or state securities laws.

(ii)  Since the date of the filing of its annual report on Form 10-KSB for the year ended January 31, 2008, except as specifically disclosed in the Public Reports: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect (for purposes of this Section 2.11, a “Material Adverse Effect” means any event, occurrence, fact, condition, change or effect that is materially adverse to the business, assets, condition (financial or otherwise), operating results or prospects of ATG); (B) ATG has not incurred any liabilities, contingent or otherwise, other than professional fees, which are accurately disclosed in the Public Reports; (C) ATG has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities; and (D) ATG has not made any loan, advance or capital contribution to or investment in any person or entity.

Section 2.12 Books and Financial Records. ATG represents that all the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of each of ATG and its Subsidiaries have been fully properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of each company.

Section 2.13 Employee Benefit Plans. ATG represents that the Company does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under applicable laws.

Section 2.14 Tax Returns, Payments and Elections. ATG represents that (i) each of ATG and its Subsidiaries has timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below) (ii) all such Tax Returns are accurate, complete and correct in all material respects, and each of ATG and its Subsidiaries has timely paid all Taxes due; and (iii) each of ATG and its Subsidiaries has withheld or collected from each payment made to each of its employees, the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

Section 2.15 Survival. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by ATG at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ABM AND KAL

Unless otherwise indicated below, ABM and KAL, severally and not jointly, represents, warrants and agrees, as to itself, that the statements in the following paragraphs of this Section 3 are all true and complete as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date:

Section 3.1 Corporate Organization.  ABM is a company organized as a BVI Business Company under the laws of the British Virgin Islands, is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted. ABM is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, and to consummate the transactions contemplated under this Agreement, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition or results of operation of ABM. ABM has complete and correct copies of the articles of organization and bylaws or similar governing, organization or charter documents (collectively referred to herein as "Charter Documents"). ABM is not in violation of any of the provisions of its Charter Documents. The minute books or the equivalent of ABM contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and stockholders of ABM ("Corporate Records"), since the time of its organization. The ownership records of ABM Shares are true, complete and accurate records of the ownership of the ABM Shares as of the date of such records and contain all transfers of such Shares since the time of ABM’s organization (“Share Records”).

Section 3.2 Capitalization of ABM; Title to the ABM Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, ABM shall have authorized 50,000 shares of capital stock, US$1.00 per share, of which one (1) ABM Share will be issued and outstanding. The ABM Share is the sole outstanding share of capital stock of ABM, and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of ABM.

Section 3.3 Subsidiaries and Equity Investments; Assets. Each of the subsidiaries and affiliated companies of ABM are set forth on Schedule 3.3.

Section 3.4 Authorization and Validity of Agreements. ABM has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ABM and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of ABM are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. KAL has approved this Agreement on behalf of ABM and no other stockholder approvals are required to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by KAL and the consummation of the transactions contemplated hereby by KAL have been duly authorized by all necessary action by KAL and no other proceedings on the part of ABM or KAL are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by ABM or KAL does not and will not violate or conflict with any provision of the Charter Documents of ABM, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which ABM or KAL is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of ABM or KAL, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which ABM or KAL is bound.

Section 3.6 Investment Representations.

(a) The ATG Shares will be acquired hereunder solely for the account of KAL, for investment, and not with a view to the resale or distribution thereof. KAL understands and is able to bear any economic risks associated with such investment in the ATG Shares. KAL has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the ATG Shares to be acquired under this Agreement. KAL is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act).

(b) No offer to enter into this Agreement has been made by ATG to KAL in the United States. None of KAL, any of its affiliate, or any person acting on behalf of KAL or any behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the ATG Shares, including, but not limited to, effecting any sale or short sale of securities through KAL, or any of its affiliate prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a “Directed Selling Effort”). To the best knowledge of KAL, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the ATG Shares are being acquired for investment purposes by KAL. KAL agrees that all offers and sales of ATG Shares from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Neither KAL nor the representatives of KAL have conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and neither KAL nor any representative of KAL will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

Section 3.7 Brokers’ Fees. KAL does not have any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.8 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of ABM or KAL in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.9 Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by ABM and KAL at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE IV

COVENANTS

Section 4.1 Certain Changes and Conduct of Business.

a. From and after the date of this Agreement and until the Closing Date, ATG shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of ATG, and without the prior written consent of ABM, will not, except as required or permitted pursuant to the terms hereof and the Financing Transaction:

i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

ii.
make any change in its Charter Documents; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.	A.
incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; or

B. issue any securities convertible or exchangeable for debt or equity securities of ATG;

iv.
make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

v.
subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have an ATG Material Adverse Effect;

vi.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

vii.
enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

viii.	make or commit to make any material capital expenditures;

ix.	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

x.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi.	fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

xiii.	make any material loan, advance or capital contribution to or investment in any person;

xiv.	make any material change in any method of accounting or accounting principle, method, estimate or practice;

xv.	settle, release or forgive any claim or litigation or waive any right;

xvi.	commit itself to do any of the foregoing.

b. From and after the date of this Agreement, ABM will:

1.	continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

2.
file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

3.	continue to conduct its business in the ordinary course consistent with past practices;

4.	keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

5.	continue to maintain existing business relationships with suppliers.

Section 4.2 Access to Properties and Records. ABM shall afford ATG’s accountants, counsel and authorized representatives, and ATG shall afford to ABM's accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 4.3 Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director's fiduciary duties) nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party except for the Financing Transaction. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware of.

Section 4.4 Consents and Approvals. The parties shall:

i.
use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

ii.
diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.5 Public Announcement. Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 4.6 Stock Issuance. From and after the date of this Agreement until the Closing Date, neither ATG nor ABM shall issue any additional shares of its capital stock, except that ATG may issue up to an aggregate of 4,008,188 shares of Series A Stock to certain accredited investors in the Financing Transaction pursuant to the terms of a Securities Purchase Agreement by and among ATG and such investors to be entered into on the Closing Date, a draft of which agreement is attached hereto as Exhibit A.

Section 4.7 Notwithstanding anything to the contrary contained herein, it is herewith understood and agreed that both ABM and ATG may enter into and conclude agreements and/or financing transactions as same relate to and/or are contemplated by any separate written agreements either: (a) as part of or in connection with the Financing Transaction, (b) annexed hereto as exhibits; or (c) entered into by ATG with ABM executed by both parties subsequent to the date hereof. These Agreements shall become, immediately upon execution, part of this Agreement and subject to all warranties, representations and conditions contained herein.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF ABM AND KAL

The obligations of ABM and KAL to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by both ABM and KAL in their sole discretion:

Section 5.1 Representations and Warranties of ATG. All representations and warranties made by ATG in this Agreement shall be true and correct on and as of the Closing Date as if again made by ATG as of such date.

Section 5.2 Agreements and Covenants. ATG shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of ATG shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Other Closing Documents. KAL shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of ATG or in furtherance of the transactions contemplated by this Agreement as KAL or its counsel may reasonably request.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF ATG

The obligations of ATG to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by ATG in its sole discretion:

Section 6.1 Representations and Warranties of ABM and KAL. All representations and warranties made by ABM and KAL in this Agreement shall be true and correct on and as of the Closing Date as if again made by ABM and KAL, as applicable, on and as of such date.

Section 6.2 Agreements and Covenants. Each of ABM and KAL shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of ATG, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Other Closing Documents. ATG shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of ABM and/or KAL, as applicable, or in furtherance of the transactions contemplated by this Agreement as ATG or its counsel may reasonably request.

ARTICLE VII

TERMINATION AND ABANDONMENT

Section 7.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

a. By the mutual written consent of KAL, ABM and ATG;

b. By ATG, upon a material breach of any representation, warranty, covenant or agreement on the part of ABM or KAL set forth in this Agreement, or if any representation or warranty of ABM or KAL shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a "ABM/KAL Breach"), and such breach shall, if capable of cure, has not been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

c. By KAL, upon a material breach of any representation, warranty, covenant or agreement on the part of ATG set forth in this Agreement, or, if any representation or warranty of ATG shall become untrue, in either case such that any of the conditions set forth in Article V hereof would not be satisfied (a "ATG Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a written notice from the non-breaching party setting forth in detail the nature of such breach;

d. By either ATG or KAL, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either KAL or ATG, if the Closing shall not have been consummated as a result of ATG or KAL having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date.

e. By either KAL or ATG if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 7.2 Procedure Upon Termination. In the event of termination and abandonment of this Agreement by KAL or ATG pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to Sections 2.14 and 3.9. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 8.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 8.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 8.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to ABM or KAL, to:

Shanghai Atrip Medical Technology Co., Ltd
Suite 1440-6B, Hongqian Road
Changning District
Shanghai
People’s Republic of China
Attention: Chen Zhong, Chairman and CEO
Tel:  86-139-1107-9272
Fax:  86-459-6046004
Email: sphiccz@163.net

with copies to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren Ofsink
Tel. No.: (212) 371-8008, ext. 127
Fax No.: (212) 688-7273

If to ATG, to:

Aamaxan Transport Group, Inc.
c/o Shanghai Atrip Medical Technology Co., Ltd
Suite 1440-6B, Hongqian Road
Changning District
Shanghai
People’s Republic of China
Attention: Chen Zhong, Chairman and CEO
Tel:  86-139-1107-9272
Fax:  86-459-6046004
Email:  sphiccz@163.net

with copies to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren Ofsink
Tel. No.: (212) 371-8008, ext. 127
Fax No.: (212) 688-7273

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 8.5

Section 8.6 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 8.10 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

Section 8.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.12 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 8.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KAMICK ASSETS LIMITED

By:
Name: Ganghua Shao
Title: Director

ASIAN BUSINESS MANAGEMENT GROUP LIMITED

By:
Name: Cheng Zhong
Title: Chairman and CEO

AAMAXAN TRANSPORT GROUP, INC.

By:
Name: Cheng Zhong
Title: Chairman and CEO

EXHIBIT A

Securities Purchase Agreement

Schedule 2.3

Subsidiaries of ATG

None

Schedule 3.3

Subsidiary of ABM	ABM Equity Interest

Anhante (Beijing) Medical Technology Co., Ltd.	100%

Schedule B

Capitalization Table